EXHIBIT 24-C

Power of Attorney

Registration Statement on Form S-3

The undersigned officers and director of Duke Energy Corporation, a North Carolina corporation (the “Corporation”), do each hereby constitute and appoint Myron L. Caldwell and Robert T. Lucas III, and each of them, with full power of substitution, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements of the Corporation on Form S-3 and any and all amendments thereto (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Securities Act of 1933, as amended (the “Act”)) for the purpose of registering under the Act shares of common stock of the Corporation; hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or either of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 4th day of May, 2004.

/s/ Paul M. Anderson

Paul M. Anderson Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)

/s/ David L. Hauser

David L. Hauser Group Vice President and Chief Financial Officer (Principal Financial Officer)